SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549-1004

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                      AMERITECH CORPORATION

         A Delaware                      I.R.S. Employer
         Corporation                     No. 36-3251481

                      30 South Wacker Drive
                     Chicago, Illinois 60606
                 Telephone Number 1-800-257-0902

            Ameritech Direct Services Investment Plan
 (formerly, Shareowner Dividend Reinvestment and Stock Purchase
                              Plan)

                        Agent for Service
         Richard M. Pehlke, Vice President and Treasurer
                      Ameritech Corporation
         30 South Wacker Drive, Chicago, Illinois 60606
                 Telephone Number (312) 750-5331


          Please send copies of all communications to:

                    Bruce B. Howat, Secretary
                      Ameritech Corporation
         30 South Wacker Drive, Chicago, Illinois 60606
                 Telephone Number (312) 750-5445

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of April, 1996.

                                        AMERITECH CORPORATION

                                        By  /s/ Betty F. Elliott
                                        (Betty F. Elliott,
                                        Vice President and
                                        Comptroller)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Principal Executive Officer:
R.C. Notebaert
Chairman and
Chief Executive Officer

Principal Financial Officer:
O.G. Shaffer
Executive Vice President and
Chief Financial Officer

Principal Accounting Officer:
B.F. Elliott                            By /s/ Betty F. Elliott
Vice President and Comptroller           (Betty F. Elliott, for herself and
                                          as Attorney-in-fact)

Directors:
                                        April 23, 1996
D.C. Clark
M.R. Goodes
H.H. Gray
J.A. Henderson
S.B. Lubar
L.M. Martin
A.C. Martinez
J.B. McCoy
N.C. Notebaert
J.D. Ong
A.B. Rand
J.A. Unruh